                                                                    EXHIBIT 99.1


                       [MERCANTILE BANK CORPORATION LOGO]


FOR FURTHER INFORMATION:

AT MERCANTILE BANK CORPORATION:                     FOR MEDIA:
Gerald R. Johnson, Jr.   Charles Christmas          Linda Margolin
Chairman & CEO           Chief Financial Officer    Margolin & Associates, Inc.
616-406-3700             616-406-3750               216-765-0953
gjohnson@mercbank.com    cchristmas@mercbank.com    lmm@margolinIR.com


              MERCANTILE BANK CORPORATION ANNOUNCES SECOND QUARTER
                      NET INCOME OF $3.1 MILLION, UP 23.9%
         Second Quarter Loan Growth of $74.2 Million, Up 27% Annualized

WYOMING, MICH., July 8, 2004 -- Mercantile Bank Corporation (Nasdaq: MBWM), a rapidly growing community banking organization, reported net income for the second quarter of 2004 of $3.1 million, up 23.9 percent from the $2.5 million reported in the second quarter of 2003, reflecting continued strong loan growth. Diluted earnings per share were $0.43 compared to $0.44 reported for the prior-year second quarter, reflecting the combined impact of strong loan growth and the common stock offering completed in the fourth quarter of 2003, which increased average shares outstanding by 1.5 million, or 25.7 percent.

For the first six months of 2004, Mercantile reported net income of $6.1 million, up 28.2 percent from the $4.8 million reported in the first six months of 2003. Diluted earnings per share were $0.84 compared to the $0.82 reported for the prior-year period. Per share results reflect the combined impact of strong loan growth and the common stock offering which increased average shares outstanding by 1.5 million, or 25.7 percent.

Gerald R. Johnson, Jr., Chairman and CEO, commented, "Our loan growth continues to be exceptional. This has contributed to another excellent quarter for Mercantile. The strong level of revenue growth we generate quarter after quarter, combined with excellent asset quality, has been the basis for our profit growth and enhanced shareholder value over time.

"We continue to improve our operating efficiency despite investments in people, premises and equipment made over the last year. Our new office locations under construction should help us to continue our strong growth trends and deliver high quality services to a growing West Michigan footprint. Our current projects -- construction of a 30,000 square foot full-service banking center in Holland and a 60,000 square foot

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corporate headquarters in downtown Grand Rapids -- are both progressing on schedule, with estimated completions of late 2004 and mid-2005, respectively."

Total revenue, comprised of net interest income and non-interest income, was $11.0 million in the second quarter of 2004, an increase of 25.8 percent over the $8.7 million earned during the prior-year second quarter. Mr. Johnson noted that strong loan growth and a stable net interest margin drove the revenue increase. Net interest income increased 33.4 percent to $10.0 million, reflecting a combination of 33.1 percent growth in average earning assets and a net interest margin unchanged from the prior-year quarter at 3.24 percent. Non-interest income, net of securities gains, declined 3.3 percent; growth in deposit service charges was offset by a 70.5 percent decline in mortgage fees, reflecting a higher interest rate environment.

Non-interest expense for the second quarter of 2004 increased 23.8 percent over the prior year period, reflecting Mercantile's infrastructure growth over the last twelve months. Salaries and benefits increased 27.2 percent, commensurate with an increase in FTE employees of 24.5 percent. Mercantile's efficiency ratio improved to 49.1 percent for the second quarter of 2004 from 49.9 percent for last year's second quarter.

Commenting on Mercantile's asset quality, Mr. Johnson said, "Our asset quality position is strong. Net charge-offs remain modest, and reserves comfortably cover nonperforming loans. Total nonperforming loans remain at very acceptable levels." Non-performing loans were 0.31 percent of total loans at June 30, 2004, compared to 0.06 percent last year. Annualized net charge-offs for the quarter were 0.09 percent of average loans, compared to 0.04 percent for the prior-year period. The loan and lease loss provision was $1.2 million for the second quarter of 2004, an increase of 45.6 percent over the prior-year period, primarily reflecting growth in the loan portfolio. The loan and lease loss reserves were $16.3 million, or 1.38 percent of total loans and leases at June 30, 2004.

Total assets were $1.4 billion at June 30, 2004, an increase of $343.3 million, or 33.2 percent, from the prior-year second-quarter. Loans rose $319.4 million, or 36.9 percent during the same time period, primarily funded by $202.5 million in deposits, $75.0 million in advances from the Federal Home Loan Bank, and $42.8 million in net proceeds from the sale of common stock.

Shareholders' equity at June 30, 2004 was $134.3 million, a twelve-month increase of $50.8 million, or 60.9 percent. Total shares outstanding at quarter end were 7,175,896. Mercantile's total risk-based capital ratio at quarter-end was 12.74 percent. Mr. Johnson concluded, "The sustainability of our strong balance sheet growth validates the success of our business model, our commitment to the Grand Rapids and Holland communities, and our value to shareholders. We look forward to continuing our strong performance in a more favorable interest rate environment."

About Mercantile Bank Corporation

Mercantile Bank Corporation is the bank holding company for Mercantile Bank of West Michigan. The Bank's primary service area is the Kent and Ottawa County area of West Michigan, which includes the City of Grand Rapids, the second-largest city in the State of Michigan. The Bank provides a wide variety of commercial banking services primarily

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to businesses, individuals, and governmental units through its five full-service offices in greater Grand Rapids, and its Holland, Michigan office located thirty miles southwest of Grand Rapids. Mercantile Bank Corporation's common stock is listed on the Nasdaq National Market under the symbol "MBWM."

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by Mercantile with the Securities and Exchange Commission. Mercantile undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.




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Mercantile Bank Corporation
Second Quarter 2004 Results
                           MERCANTILE BANK CORPORATION
                           CONSOLIDATED BALANCE SHEETS



                                                                    JUNE 30,                DECEMBER 31,              JUNE 30,
                                                                     2004                      2003                    2003
                                                                     -----                     -----                   ----
                                                                  (Unaudited)                (Audited)              (Unaudited)
ASSETS
   Cash and due from banks                                    $       35,005,000       $       16,309,000       $       34,202,000
   Short-term investments                                                967,000                  255,000                  137,000
   Federal funds sold                                                          0                        0                3,000,000
                                                                ----------------         ----------------         ----------------
      Total cash and cash equivalents                                 35,972,000               16,564,000               37,339,000

   Securities available for sale                                      69,751,000               71,421,000               60,980,000
   Securities held to maturity                                        48,466,000               45,112,000               40,587,000
   Federal Home Loan Bank stock                                        6,644,000                4,977,000                2,250,000

   Total loans and leases                                          1,185,363,000            1,035,963,000              866,009,000
   Allowance for loan and lease losses                               (16,312,000)             (14,379,000)             (12,158,000)
                                                                ----------------         ----------------         ----------------
      Total Loans and leases, net                                  1,169,051,000            1,021,584,000              853,851,000

   Premises and equipment, net                                        18,468,000               15,305,000               14,171,000
   Bank owned life insurance policies                                 16,796,000               16,441,000               15,581,000
   Accrued interest receivable                                         4,257,000                4,098,000                3,461,000
   Other assets                                                        9,221,000                7,835,000                7,059,000
                                                                ----------------         ----------------         ----------------

      Total assets                                            $    1,378,626,000       $    1,203,337,000       $    1,035,279,000
                                                                ================         ================         ================

LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits:
      Noninterest-bearing                                     $      114,441,000       $       76,579,000       $       77,025,000
      Interest-bearing                                               931,628,000              826,313,000              766,562,000
                                                                ----------------         ----------------         ----------------
         Total deposits                                            1,046,069,000              902,892,000              843,587,000

   Securities sold under agreement to repurchase                      46,960,000               49,545,000               39,690,000
   Federal funds purchased                                             7,000,000                6,000,000                        0
   Federal Home Loan Bank advances                                   120,000,000               90,000,000               45,000,000
   Subordinated debentures                                            16,495,000               16,495,000               16,495,000
   Other borrowed money                                                1,414,000                1,114,000                  922,000
   Accrued expenses and other liabilities                              6,416,000                7,090,000                6,128,000
                                                                ----------------         ----------------         ----------------
         Total liabilities                                         1,244,354,000            1,073,136,000              951,822,000

SHAREHOLDERS' EQUITY
   Common stock                                                      130,902,000              118,560,000               75,595,000
   Retained earnings                                                   4,166,000               11,421,000                7,157,000
   Accumulated other comprehensive income (loss)                        (796,000)                 220,000                  705,000
                                                                ----------------         ----------------         ----------------
      Total shareholders' equity                                     134,272,000              130,201,000               83,457,000

      Total liabilities and shareholders' equity              $    1,378,626,000       $    1,203,337,000       $    1,035,279,000
                                                                ================         ================         ================


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Mercantile Bank Corporation
Second Quarter 2004 Results
                           MERCANTILE BANK CORPORATION
                         CONSOLIDATED REPORTS OF INCOME



                                               THREE MONTHS ENDED    THREE MONTHS ENDED    SIX MONTHS ENDED     SIX MONTHS ENDED
                                                 June 30, 2004         June 30, 2003         June 30, 2004       June 30, 2003
                                               -----------------     ------------------    -----------------    ----------------
                                                  (Unaudited)            (Unaudited)          (Unaudited)          (Unaudited)
INTEREST INCOME
   Loans and leases, including fees            $     14,722,000        $    12,223,000      $     28,630,000    $     23,666,000
   Investment securities                              1,400,000              1,186,000             2,826,000           2,402,000
   Federal funds sold                                     8,000                 23,000                27,000              39,000
   Short-term investments                                     0                  1,000                 1,000               1,000
                                                 --------------          -------------     -----------------      --------------
      Total interest income                          16,130,000             13,433,000            31,484,000          26,108,000

INTEREST EXPENSE
   Deposits                                           4,929,000              5,165,000             9,679,000          10,401,000
   Short-term borrowings                                186,000                173,000               356,000             344,000
   Federal Home Loan Bank advances                      597,000                183,000             1,126,000             257,000
   Long-term borrowings                                 418,000                413,000               834,000             825,000
                                                 --------------          -------------     -----------------      --------------
      Total interest expense                          6,130,000              5,934,000            11,995,000          11,827,000
                                                 --------------          -------------     -----------------      --------------

      Net interest income                            10,000,000              7,499,000            19,489,000          14,281,000

   Provision for loan and lease losses                1,230,000                845,000             2,474,000           1,470,000
                                                 --------------          -------------     -----------------      --------------

      Net interest income after provision
         for loan and lease losses                    8,770,000              6,654,000            17,015,000          12,811,000

NON INTEREST INCOME
   Service charges on accounts                          312,000                280,000               611,000             549,000
   Net gain on sales of securities                            0                212,000                78,000             212,000
   Net gain on sales of loans                            40,000                      0                40,000                   0
   Other income                                         649,000                755,000             1,311,000           1,475,000
                                                 --------------          -------------     -----------------      --------------
      Total non interest income                       1,001,000              1,247,000             2,040,000           2,236,000

NON INTEREST EXPENSE
   Salaries and benefits                              3,510,000              2,759,000             6,793,000           5,256,000
   Occupancy                                            383,000                345,000               769,000             679,000
   Furniture and equipment                              267,000                245,000               540,000             466,000
   Other expense                                      1,240,000              1,012,000             2,453,000           1,989,000
                                                 --------------          -------------     -----------------      --------------
      Total non interest expense                      5,400,000              4,361,000            10,555,000           8,390,000
                                                 --------------          -------------     -----------------      --------------

      Income before federal income tax expense        4,371,000              3,540,000             8,500,000           6,657,000

   Federal income tax expense                         1,225,000              1,000,000             2,381,000           1,884,000
                                                 --------------          -------------     -----------------      --------------

      Net income                               $      3,146,000        $     2,540,000    $        6,119,000    $      4,773,000
                                                 ==============          =============     =================      ==============

   Basic earnings per share                               $0.44                  $0.45                 $0.85               $0.84

   Diluted earnings per share                             $0.43                  $0.44                 $0.84               $0.82

   Average shares outstanding *                       7,172,633              5,692,176             7,165,744           5,687,686

   Average diluted shares outstanding *               7,322,474              5,823,186             7,310,298           5,817,740



* - Adjusted for 5% stock dividend paid on May 3, 2004

Mercantile Bank Corporation
Second Quarter 2004 Results
                           MERCANTILE BANK CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)



                                                                        QUARTERLY                                  YEAR-TO-DATE
                                          ----------------------------------------------------------------   -----------------------
(dollars in thousands except per              2004         2004         2003         2003         2003
 share data)                                2ND QTR      1ST QTR      4TH QTR      3RD QTR      2ND QTR          2004        2003
                                          -----------  -----------  -----------  ----------- -------------   -----------  ----------
EARNINGS
   Net interest income                    $   10,000        9,489        8,939        8,047        7,501       19,489       14,281
   Provision for loan and lease losses    $    1,230        1,244          950        1,380          845        2,474        1,470
   NonInterest income                     $    1,001        1,039        1,100        1,069        1,245        2,040        2,236
   NonInterest expense                    $    5,400        5,155        4,917        4,764        4,361       10,555        8,390
   Net income                             $    3,146        2,973        3,015        2,228        2,540        6,119        4,773
   Basic earnings per share               $     0.44         0.42         0.42         0.38         0.45         0.85         0.84
   Diluted earnings per share             $     0.43         0.41         0.42         0.37         0.44         0.84         0.82
   Average shares outstanding *            7,172,633    7,158,970    7,102,196    5,792,537    5,692,176    7,165,744    5,687,686
   Average diluted shares outstanding *    7,322,474    7,314,126    7,260,163    5,945,459    5,823,186    7,310,298    5,817,740

PERFORMANCE RATIOS
   Return on average assets                     0.95%        0.96%        1.02%        0.82%        1.02%        0.95%        0.99%
   Return on average common equity              9.50%        9.10%        9.38%       10.22%       12.36%        9.30%       11.81%
   Net interest margin
     (fully tax-equivalent)                     3.24%        3.26%        3.26%        3.19%        3.24%        3.25%        3.21%
   Efficiency ratio                            49.09%       48.96%       48.98%       52.26%       49.86%       49.03%       50.80%
   Full-time equivalent employees                183          167          161          156          147          183          147

CAPITAL
   Average equity to average assets            10.01%       10.50%       10.91%        7.99%        8.22%       10.25%        8.40%
   Tier 1 leverage capital ratio               11.35%       11.87%       12.49%       12.75%        9.86%       11.35%        9.86%
   Tier 1 risk-based capital ratio             11.50%       11.99%       12.60%       12.69%       10.13%       11.50%       10.13%
   Total risk-based capital ratio              12.74%       13.23%       13.84%       13.93%       11.38%       12.74%       11.38%
   Book value per share                   $    18.71        18.52        18.17        17.52        14.62        18.71        14.62
   Cash dividend per share                $     0.09         0.09         0.08         0.08         0.08         0.18         0.16

ASSET QUALITY
   Gross loan charge-offs                 $      263          299           72           95          297          562          429
   Net loan charge-offs                   $      255          286           53           56           93          541          202
   Net loan charge-offs to average loans        0.09%        0.11%        0.02%        0.02%        0.04%        0.10%        0.05%
   Allowance for loan and lease losses    $   16,312       15,337       14,379       13,482       12,158       16,312       12,158
   Allowance for losses to total loans          1.38%        1.38%        1.39%        1.39%        1.40%        1.38%        1.40%
   Past due and nonaccrual loans          $    3,731        3,122        1,785          287          495        3,731          495
   Past due and nonaccrual loans
     to total loans                             0.31%        0.28%        0.17%        0.03%        0.06%        0.31%        0.06%
   Other real estate and repossessed
     assets                               $        0            0            0            0            0            0            0

END OF PERIOD BALANCES
   Loans and leases                       $1,185,363    1,111,152    1,035,963      972,191      866,009    1,185,363      866,009
   Total earning assets
     (before allowance)                   $1,311,191    1,234,158    1,157,728    1,092,171      972,963    1,311,191      972,963
   Total assets                           $1,378,626    1,293,935    1,203,337    1,154,388    1,035,279    1,378,626    1,035,279
   Deposits                               $1,046,069      995,334      902,892      889,581      843,587    1,046,069      843,587
   Shareholders' equity                   $  134,272      133,075      130,201      122,157       83,457      134,272       83,457

AVERAGE BALANCES
   Loans and leases                       $1,144,758    1,067,710      999,618      918,966      842,370    1,106,234      814,542
   Total earning assets
     (before allowance)                   $1,269,300    1,196,936    1,115,960    1,029,203      953,851    1,233,118      923,424
   Total assets                           $1,330,507    1,250,733    1,169,521    1,083,389    1,002,714    1,290,620      970,850
   Deposits                               $1,004,651      946,562      886,299      867,291      809,986      975,606      792,508
   Shareholders' equity                   $  133,211      131,361      127,511       86,510       82,410      132,284       81,513



* - Adjusted for 5% stock dividend paid on May 3, 2004